Exhibit 4.7

Schedule of Policies and Payments

Paid Loss Payments Plan

Effective from 06/30/2003 to 06/30/2004

Annexed to the PAYMENT AGREEMENT

effective on 6/30/2000

by and between us,

National Union Fire Insurance Company of Pittsburgh, Pa.

On behalf of itself and all its affiliates including, but not limited to:

American Home Assurance Company

The Insurance Company of the State of Pennsylvania

National Union Fire Insurance Company of Pittsburgh, Pa.

Commerce and Industry Insurance Company

Birmingham Fire Insurance Company

Illinois National Insurance Company

American International South Insurance Company

AIU Insurance Company

American International Pacific Insurance Company

Granite State Insurance Company

Landmark Insurance Company

National Union Fire Insurance Company of Louisiana

New Hampshire Insurance Company

and You, our Client

ONESOURCE HOLDINGS, INC

1600 PARKWOOD CIR SE # 400

ATLANTA GA 30339-2119

on behalf of You and all Your subsidiaries or affiliates except those listed below:

For our use only: 168512

Edition 1/99	Paid Loss Payments Method	Page 1 of 5

List of Addressees for Notices and Other Purposes

Your Address:

Contact Name: Bruce Maynes

Company Name: ONESOURCE HOLDINGS, INC

Street: 1600 PARKWOOD CIR SE # 400

City: ATLANTA             State: GA         Zip: 30339-2119         Phone: (770) 308-2250

Your Representative:

Contact Name: Eugene Callaghan

Company Name: MURPHY & JORDAN INC

Street: ONE SEAPORT PLAZA

City: NEW YORK        State: NY             Zip: 10038                 Phone: (212) 699-8950

Our Account Executive:

Contact Name: Phil Stafford

Company Name: American International Group

Street: 1200 Abemathy Rd., N.E. Building 600, 8th floor

City: Atlanta                 State: GA             Zip: 30328                Phone: 770-671-2000

Our Law Representative:

Contact Name: Virginia Doty

Company Name: American International Group

Street: 175 Water Street 18th Floor

City: New York             State: NY             Zip: 10038                Phone: 212-458-7015

Remit Payments to:

Contact Name:

Company Name: American International Companies

Street: PO Box 10472

City: Newark                 State: NJ             Zip: 07193                Phone:

Remit Collateral to:

Contact Name: Attn: Mr, Art Stillwell

Company Name: American International Group Inc.

Street: P.O.Box 923 Wall Street Station

City: New York             State: NY             Zip: 10268            Phone: 212-770-0896

Contact Name:

Company Name:

Street:

City:                                State:                     Zip:                         Phone:

Contact Name:

Company Name:

Street:

City:                                State:                     Zip:                         Phone:

Edition 1/99	Paid Loss Payments Method	Page 2 of 5

A.	Policies and Other Agreements

Workers Compensation and Employers Liability Insurance

WC 5211764, WC 5211765, WC 5211766, WC 5211767, WC 5211768, WC 5211769.

Commercial General Liability Insurance

GL 4805833.

Automobile Liability Insurance

CA 6612387, CA 6612388, CA 6612389, CA 6612390.

Other Insurance

Other Agreements (Describe)

(1) Agreement and Parental Guarantee with Carlisle Holdings Limited, for $15,500,000, shown in Section C. Security Plan- Collateral-other. (2) Comercial Auto policy, # 148-080313 and a Comercial General Liabilty policy. # 05-069258, for Puerto Rico, issued by AIICO of Puerto Rico. In consideration of premiums paid, premises and the mutual convenants contained herein, the parties hereto do mutually agree as follows: OneSources’ retained limits are $500,000 for each policy, all claims will be handled by SRS, and OneSources Payment Obligtions shall include but are not limited to the Deductible Loss Reimbursements, any amount that we may have paid on your behalf because of any occurrence, accident, offense claim or suit with respect to which you are a self insured or losses paid under these policies subject to the retained limits.

B.	Payment Plan:

1.	Cash Deposit, Installments and Estimated Deferred Amounts

Payment No.	Due Date	Provision for Expenses And Excess Losses(1)	Special Taxes and Surcharges	Annual Credit Fee	Provision for Limited Losses(2)	Your Estimated Payment Obligation
1	06/30/2003	$4,022,256	$238,108	$0	$0	$4,260,364
2	09/15/2003	$2,142,130	$0	$0	$0	$2,142,130
3	11/15/2003	$2,142,130	$0	$0	$0	$2,142,130

Subtotals		$8,306,516	$238,108	$0	$0	$8,544,624

DLP*		N/A	N/A	N/A	$24,313,000	$24,313,000
DEP*		$0	$0	$0	N/A	$0

Totals		$8,306,516	$238,108	$0	$24,313,000	$32,857,624

DLP means “Deferred Loss Provision”. This is the estimated amount You must pay us as “Regular Loss Payments” and “Sizeable Loss Payments” described below.

DEP means “Deferred Expense Provision”. This is an estimated amount that You must pay us as follows:

Date	Type	Amount
N/A	N/A	N/A

Notes	(1)	“Provision for Expenses and Excess Losses” is a part of the Premium.
	(2)	“Provision for Limited Losses” includes provision for Loss within Your Retention (both Deductible and Loss Limit) and Your share of ALAE. Any “Deposit” in this column is the Claims Payment Deposit. Refer to definitions in the Payment Agreement.

2.	Adjustments

The sums shown above are only estimated amounts. If Your Payment Obligation changes under the terms of the Policies, we will promptly notify You as such changes become known to us. All additional or return amounts relating thereto shall be payable in accordance with the terms of the Payment Agreement.

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3.	Additional Payments

On a Monthly basis, we will report to You the amounts of Loss and ALAE that we have paid under the Policies. You must subsequently pay us as described below.

Regular Loss Payments: Regular Loss Payments apply in addition to the amounts shown with Due Dates in Section B above.

We will bill You or withdraw funds from the Automatic Withdrawal Account (whichever Billing Method applies as shown below) at the periodic intervals stated above for the amounts of Loss within Your Retention and Your share of ALAE that we will have paid under the Policies, less all amounts You will have paid us to date as such Regular Loss Payments and the Sizable Loss Payments described below.

Sizable Loss Payments: If we must make payment for any Loss within Your Retention and Your share of ALAE arising out of a single accident, occurrence, offense, claim or suit that in combination exceeds the Sizable Loss Payment Amount of $0. You must pay us the amount of that payment of Loss within 10 days after You receive our bill.

Billing Method:

☒  Billing to

☐  You at Your address shown in the Schedule, or

☒  Your Representative at its address shown in the Schedule; or

☐  Automatic Withdrawal from the account described below.

If Automatic Withdrawal Account applies: Minimum Amount:

Name of Depository Institution: Chase Manhattan Bank, New York, NY

Address:

aba No.: 021000021

Account Number: 323160387

4.	Conversion

The Conversion Date for each Policy described in section A above shall be the date months after the inception of such Policy.

On or shortly after the Conversion Date upon the presentation of our invoice. You must pay in cash the entire unpaid amount of Your Payment Obligation for such Policies.

C.	Security Plan

1.	Collateral

Collateral on Hand (by Type)	Amount of Collateral
Bonds	$28,250.000
Escrow	$250,000
LOCs	$52,836,000
Others	$15,500,000

Total Collateral on Hand	$96,836,000

Additional Collateral Required (by Type)	Amount of Collateral	Due Date
N/A	N/A
Total Additional Collateral Required	$0
Total Collateral Required	$96,836,000

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2.	Financial Covenants, Tests, or Minimum Credit Ratings

We may require additional collateral from You in the event of the following:

a. Credit Trigger:

i.	If the credit rating of the entity named below and for the type of debt described below, promulgated by Standard & Poor’s Corporation (“S&P”) or by Moody’s Investors Services, Inc. (“Moody’s”), drops below the grade shown respectively under S&P or Moody’s, or

ii.	if S&P or Moody’s withdraws any such rating.

We may require and You must deliver such additional collateral according to the Payment Agreement up to an amount such that our unsecured exposure will not exceed the amount shown as the Maximum Unsecured Exposure next to such rating in the grid below.

“Unsecured exposure” is the difference between the total unpaid amount of Your Payment Obligation (including any similar obligation incurred before the inception of the Payment Agreement and including any portion of Your Payment Obligation that has been deferred and is not yet due) and the total amount of Your collateral that we hold.

Name of Entity: Type of Debt Rated:

Ratings at Effective Date

S&P	Moody’s	Unsecured Exposure at Effective Date

Potential Future Ratings

S&P	Moody’s	Maximum Unsecured Exposure
AA-	Aa3
A-	A3
BBB	Baa2
BB	Ba2

b. Other Financial Tests or Covenants:

AIG will recalculate the security required at 12/31/03, any increases in security will require you to deliver additional security at that time.

3.	Adjustment of Credit Fee

If the amount of unsecured exposure is changed because of Your delivery of additional collateral to us due to the requirements under item 2 above, the Credit Fee shall be adjusted on a pro-rata basis from the date of such delivery.

SIGNATURES

IN WITNESS WHEREOF, You and we have caused this Schedule to be executed by the duly authorized representatives of each.

For us, National Union Fire Insurance Company of Pittsburgh Pa., on behalf of itself and all its affiliates, this 29th day of July, 2003		For You: ONESOURCE HOLDINGS, INC
this 14th day of August, 2003

Signed by	/s/ Stephen H. Cotnoir	Signed by	/s/ Scott E. Friedlander
Typed Name	Stephen H. Cotnoir	Typed Name	Scott E. Friedlander
Title	Attorney in Fact	Title	Assistant Secretary

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ADDENDUM to the PAYMENT AGREEMENT

COLLATERAL ADJUSTMENT PROCEDURE

This Addendum changes the Payment Agreement. Please read it carefully.

This Addendum is effective 06/30/2003, and

forms a part of the Payment Agreement effective 6/30/2000 between

You, ONESOURCE HOLDINGS, INC, and

Us, National Union Fire Insurance Company of Pittsburgh, Pa. and all its affiliates.

The section of said Payment Agreement titled COLLATERAL ADJUSTMENT PROCEDURE is replaced by the following.

COLLATERAL ADJUSTMENT PROCEDURE

The additional collateral that You must provide us will be in the amount of the difference between the total unpaid amount of Your Payment Obligation as described below, and the total amount of Your collateral that we then hold. We will determine the total unpaid amount of Your Payment Obligation as described below.

A.	We will determine as follows the amount of Loss and ALAE to be included in calculating Your Payment Obligation:

1.	Total Loss and ALAE Incurred under Expired Policies: Determine the amount of Loss and ALAE that we have incurred on each covered claim which occurred in any expired Policy year under primary casualty insurance Policies issued to You by us (except Policies under which the final amount of Your Payment Obligation has been agreed on and fully paid).

2.	Loss Capping: Subtract from each such Loss and ALAE amounts the portions thereof (if any) that exceed respectively Your applicable Retention of Loss and Your applicable share of the ALAE. Sum the remainder by Policy year.

3.	Loss Development: Apply loss development factors to adjust such sums to recognize the statistically expected change in the sum thereof upon their final settlement. The loss development factors shall be our customary loss development factors unless You and we have agreed upon another set of such factors and made them a part of said Payment Agreement in writing.

4.	Total Loss and ALAE Expected in Unexpired Policies: Determine the amount of Loss within Your Retention and Your share of the ALAE that we expect to incur on all covered claims under the unexpired Policies. We will apply our Credit Risk Factor to such Loss and ALAE to adjust for Your financial condition.

5.	Aggregate Limits: Compare the sums of such developed, limited and adjusted Loss and ALAE within each Policy year to the aggregate Loss and ALAE limits (if any) in applicable rating plans or deductible or loss reimbursement plans. Subtract the amount (if any) by which such sums exceed such limits, and sum the remainder for all applicable Policy years. Add to such sum the amount of Your largest Retention that applied during the period covered by any Policies included in this computation.

B.	Your Payment Obligation: We will determine the total amount of Your Payment Obligation under such Policies, taking into account the applicable amount of Loss and ALAE from step A above, in accordance with the methods stated in the Policies and any other similar primary casualty insurance Policies and agreements between us.

C.	Payments: We will determine the amount You have paid us in cash in satisfaction of Your Payment Obligation under those Policies, excluding any amounts You may have paid us in excess of Aggregate Limits described in A5 above.

D.	The total unpaid amount of Your Payment Obligation will be the amount from Step B less the amount from Step C.

E.	The additional collateral that You must deliver to us will be the difference between the total unpaid amount of Your Payment Obligation in item D and the sum total of all Your collateral that we then hold, provided that the total unpaid amount of Your Payment Obligation in item D is greater than the sum total of all Your collateral that we then hold.

If such difference is a negative sum, that sum is the amount that we may return to You. However, we are not obligated to return collateral to You if You are in default of any provision of this Agreement or any other similar agreement relating to Your primary casualty insurance with us.

Edition 1/99

We may from time to time agree with You in writing to adjustments in this method or to its results, contingent upon specified conditions. Such agreements will not preclude us from applying the procedure described above if such specified conditions change materially.

/s/ SCOTT E. FRIEDLANDER, ASSISTANT SECRETARY	/s/ STEPHEN H. COTNOIR, ATTORNEY-IN-FACT
Authorized Signature for You, and Date	Authorized Signature for us, and Date

Edition 1/99

ADDENDUM NO. 1

to

SCHEDULE OF POLICIES AND PAYMENTS

Paid-Loss Payments Plan

Effective from 6/30/2003 to 6/30/2004

Annexed to PAYMENT AGREEMENT

effective on the 30th day of June, 2000

by and between us,

National Union Fire Insurance Company of Pittsburgh, Pa.

on behalf of itself and all its affiliates including but not limited to

American Home Assurance Company

The Insurance Company of the State of Pennsylvania

National Union Fire Insurance Company of Pittsburgh, Pa

Commerce and Industry Insurance Company

Birmingham Fire Insurance Company

Illinois National Insurance Company

American International South Insurance Company

AIU Insurance Company

(hereinafter called the “Company”)

and you, our Client

ONESOURCE HOLDINGS, INC.

on behalf of yourself and all your subsidiaries or affiliates except:

WHEREAS, Company and Client (sometimes hereinafter referred to as “Parties”) have previously entered into a certain Payment Agreement effective 12:01 a.m. Eastern Standard Time the 30th day of June, 2000; and,

WHEREAS, the Payment Agreement together with all addenda and schedules thereto, the terms and conditions of any insurance policies issued to Client by Company and any other agreements between Client and Company are incorporated herein by reference and are hereinafter collectively called the “Agreements;” and,

WHEREAS, it is intended to amend certain provisions of the schedule of policies and payments (“Schedule”) in order to more clearly document the revised terms and conditions agreed to by the Parties.

NOW, THEREFORE, in consideration of the premiums paid, premises and the mutual covenants contained herein, the Parties hereto do mutually agree that the Schedule is amended as follows:

I.	Section A. Policies and Other Agreements, is amended to include the addition of the following policies:

Other Insurance – Deductible Liability Protection Policy

DBP 298-13-40        DBP 298-13-41

II.	Section A. Policies and Other Agreements, Other Agreements is amended to include the following additional terms:

Other Agreements (Describe)

Of the total estimate of Your Payment Obligation as set out in Section B – Payment Plan part 1. – Cash Deposit, Installments and Estimated Deferred Amounts (the “Chart”) it is understood and agreed that as respects $46,231,500 of the premium charge for policies DBP 298-13-40 and 298-13-41 set forth above in Section A, – Policies and Other Agreements, we will credit to you, interest accrued monthly on the daily cash balances calculated at the rate of 1.51% per annum, such rate to be effective from the date the deposit premium on policies DBP 298-13-40 and 298-13-41 is delivered to us, to September 29, 2004. If prior to September 29, 2004, you should cancel policies DBP 298-13-40 and 298-13-41, all earned premium inclusive of all interest accrued through to the date of the cancellation will be subject to the applicable provisions of policies DBP 298-13-40 and 298-13-41. Furthermore, if prior to September 29, 2004, you should cancel policies DBP 298-13-40 and 298-13-41, it is understood and agreed that interest on the deposit premium and all subsequent installment payments will be deemed to have accrued from the date the premium is delivered to us, to the date of cancellation, at a rate of 0.96% per annum. Notwithstanding the above, it is understood and agreed that the aforementioned interest rates are subject to modification at September 29, 2004 and annually thereafter and the interest will accrue on that portion of the Premium used to fund the Combined Aggregate Limit at a rate set at an enhanced spread of no less than 20 basis points over the 1-year United States Constant Maturity Treasury yield as it reads each subsequent period.

It is further agreed that any interest accrued and credited, will thereupon, become a part of the total collateral we hold, subject to the same terms and conditions set forth in the Payment Agreement as all other collateral shown in the table in Section C - Security Plan. However, on a quarterly basis coinciding with the effective date of policies DBP 298-13-40 and 298-13-41, You may request, with (ten) 15 days prior written notice, direct payment of the interest accrued during the previous quarter on the premium delivered to us.

Nothing herein is intended to limit any of our rights under the Payment Agreement or policies DBP 298-13-40 and 298-13-41 including, but not limited to, our rights to cancellation, adjustments, or our rights of offset, including rights of offset against any direct payment of interest.

III.	Section B. – PAYMENT PLAN, 1. - Cash Deposit, Installments and Estimated Deferred Amounts, is amended to read:

Payment No.	Due Date		Provision for Expenses and Excess Losses (1)	Special Taxes and Surcharges	Annual Credit Fee	Provision for Limited Losses (2)	Your Estimated Payment Obligation
1	6/30/03		$4,022,256	$238,108	0	0	$4,260,364
2	9/15/03		$2,142,130	0	0	0	$2,142,130
3	9/29/03		$185,669	0	0	$46,231,500	$46,417,169
4	11/15/03		$2,142,130	0	0	0	$2,142,130
	Subtotals		$8,492,185	$238,108	$0	$46,231,500	$54,961,793
	DLP	*	N/A	N/A	N/A	0	$0
	DEP	*	0	0	0	N/A	$0

	Totals		$8,492,185	$238,108	$0	$46,231,500	$54,961,793

DLP means “Deferred Loss Provision”. This is the estimated amount you must pay us as “Regular Loss payments” and “Sizeable Loss Payments” described below.

DEP means “Deferred Expense Provision”. This is an estimated amount that you must pay us as follows:

IV.	Section C. - Security Plan, 1. – Collateral, Additional Collateral required by Type, is amended to reflect the required program collateral:

1.	Collateral

Collateral on Hand (by Type)	Amount of Collateral
Bonds	$28,250,000
Escrow	$250,000
Other	$15,500,000

Total Collateral on Hand	$44,000,00

Additional Collateral Required (by Type)	Amount of Collateral	Due Date
Case via DBP Policies 298-13-40 and 298-13-41	$46,231,500	Paid in full on 9/29/03

Total Additional Collateral Required	$46,231,500

Total Collateral Required	$90,231,500

TO SIGNIFY AGREEMENT, you and we have caused this Addendum to be executed by the duly authorized representatives of each.

For National Union Fire Insurance Company of Pittsburgh, Pa.,

On behalf of itself and its affiliates first listed above:

In New York, New York,

This 26th day of April, 2004

Signed by [GRAPHIC APPEARS HERE]

Typed Name: Stephen H. Cotnoir

Title Attorney-in-fact

For you, our Client

On behalf of all subsidiary and affiliated companies

ONESOURCE HOLDINGS, INC.

In Atlanta, Georgia

This 29 day of June, 2004

Signed by /s/ Scott E. Friedlander

Typed Name Scott E. Friedlander

Title Vice-President Assistant Secretary